Execution Version

AMENDMENT TO SUBADVISORY AGREEMENT

FOR AST ADVANCED STRATEGIES PORTFOLIO OF

ADVANCED SERIES TRUST

AST Investment Services, Inc., a Maryland corporation, PGIM Investments LLC, a New York limited liability company (collectively, the “Manager”) and J.P. Morgan Investment Management Inc., a Delaware corporation (“J.P. Morgan” or the “Subadviser”) hereby agree to amend the Subadvisory Agreement, dated as of November 10, 2023, by and among the Manager and the Subadviser, pursuant to which the Subadviser has been retained to provide investment advisory services to the AST Advanced Strategies Portfolio, as follows;

1. Schedule A is hereby deleted and replaced with the attached Schedule A.

IN WITNESS HEREOF, AST Investment Services, Inc., PGIM Investments LLC and J.P. Morgan Investment Management Inc. have duly executed this Amendment as of the effective date of this Amendment.

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy Cronin

Name: Timothy S. Cronin

Title: President

PGIM INVESTMENTS LLC

By: /s/ Timothy Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By: /s/ Bootsie Beeks

Name: Bootsie Beeks

Title: Vice President

Effective Date as Revised: December 9, 2024

SCHEDULE A

Advanced Series Trust

AST Advanced Strategies Portfolio

As compensation for services provided by J.P. Morgan Investment Management Inc. (J.P. Morgan), AST Investment Services, Inc. and PGIM Investments LLC will pay J.P. Morgan a subadvisory fee on the net assets managed by J.P. Morgan that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee*
AST Advanced Strategies Portfolio	For Large Cap Core:
0.195% of average daily net assets on all assets
For Global Fixed Income:
0.17% of average daily net assets

*In the event J.P. Morgan invests its Allocated Assets in any other pooled investment vehicle it manages or subadvises, J.P. Morgan will waive its subadvisory fee hereunder in an amount equal to the acquired fund fee paid to J.P. Morgan with respect to the Allocated Assets so invested. Notwithstanding the foregoing, under no circumstances will the subadvisory fee waivers referred to in the preceding sentence exceed 100% of the subadvisory fee.

Effective Date as Revised: December 9, 2024

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